                                                                   EXHIBIT 12.02

               RESORTS INTERNATIONAL HOTEL, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (IN THOUSANDS OF DOLLARS)

                                                                    FOR THE YEAR ENDED DECEMBER 31,
                                          ------------------------------------------------------------------------------------
                                                     1988                                   1990
                                          --------------------------              ------------------------
                                            THROUGH         FROM                   THROUGH        FROM
                                          NOVEMBER 14   NOVEMBER 15      1989     AUGUST 31   SEPTEMBER 1     1991      1992
                                          ------------  ------------  ----------  ----------  ------------  --------  --------
Earnings available for fixed charges:
  Earnings (loss) before income taxes
   and extraordinary item...............  $   (44,785 ) $    (3,953 ) $ (152,442) $ (210,129) $     5,000   $ 21,761  $ 27,356
  Interest and amortization of debt
   discount and expense.................       40,017         6,147       48,008         306          136        563       395
  Portion (one-third) of rental
   charges..............................          747           109          902         749          243        938       942
                                          ------------  ------------  ----------  ----------  ------------  --------  --------
    Earnings available for fixed
     charges............................  $    (4,021 ) $     2,303   $ (103,532) $ (209,074) $     5,379   $ 23,262  $ 28,693
                                          ------------  ------------  ----------  ----------  ------------  --------  --------
                                          ------------  ------------  ----------  ----------  ------------  --------  --------
Fixed charges:
  Interest and amortization of debt
   discount and expense.................  $    40,017   $     6,147   $   48,008  $      306  $       136   $    563  $    395
  Portion (one-third) of rental
   charges..............................          747           109          902         749          243        938       942
                                          ------------  ------------  ----------  ----------  ------------  --------  --------
    Total fixed charges.................  $    40,764   $     6,256   $   48,910  $    1,055  $       379   $  1,501  $  1,337
                                          ------------  ------------  ----------  ----------  ------------  --------  --------
                                          ------------  ------------  ----------  ----------  ------------  --------  --------
Ratio of earnings to fixed charges
 (a)....................................      --            --            --          --            14.19      15.50     21.46
                                          ------------  ------------  ----------  ----------  ------------  --------  --------
                                          ------------  ------------  ----------  ----------  ------------  --------  --------


                                            FOR THE THREE
                                            QUARTERS ENDED
                                            SEPTEMBER 30,
                                          ------------------
                                            1992      1993
                                          --------  --------
Earnings available for fixed charges:
  Earnings (loss) before income taxes
   and extraordinary item...............  $ 24,048  $ 19,666
  Interest and amortization of debt
   discount and expense.................       317       190
  Portion (one-third) of rental
   charges..............................       716       694
                                          --------  --------
    Earnings available for fixed
     charges............................  $ 25,081  $ 20,550
                                          --------  --------
                                          --------  --------
Fixed charges:
  Interest and amortization of debt
   discount and expense.................  $    317  $    190
  Portion (one-third) of rental
   charges..............................       716       694
                                          --------  --------
    Total fixed charges.................  $  1,033  $    884
                                          --------  --------
                                          --------  --------
Ratio of earnings to fixed charges
 (a)....................................     24.28     23.25
                                          --------  --------
                                          --------  --------

- -------------------
(a) Earnings were insufficient to cover fixed charges by $44,785,000 for the period through November 14, 1988; $3,953,000 for the period from November 15, 1988; $152,442,000 for the year 1989; and $210,129,000 for the period through August 31, 1990.


    As explained in  Note A to  Selected Historical Financial  Data for RIH  and
Note 2 of Notes to Consolidated Financial Statements for RIH, changes in control, management and accounting basis occurred on November 14, 1988 and August 31, 1990.